UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2020

RUSH STREET INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39232	84-3626708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600

Chicago, Illinois 60611

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 915-2882

dMY Technology Group, Inc.

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	RSI	The New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock	RSI WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 29, 2020, dMY Technology Group, Inc., a Delaware corporation (“dMY” or “the Company”), held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, a total of 21,892,553 (76.15%) of dMY’s issued and outstanding shares of common stock held of record as of November 30, 2020, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. dMY’s stockholders voted on the following proposals at the Special Meeting, each of which was approved. The final vote tabulation for each proposal is set forth below.

1.

The Business Combination Proposal. To approve and adopt the Business Combination Agreement, dated as of July 27, 2020 (as amended and restated and further amended, the “Business Combination Agreement”), by and among the Company, Rush Street Interactive, LP, a Delaware limited partnership (“RSI”), the sellers set forth on the signature pages thereto (collectively, the “Sellers” and each, a “Seller”), dMY Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), and Rush Street Interactive GP, LLC, a Delaware limited liability company, in its capacity as the Sellers’ Representative, and to approve the other transactions contemplated by the Business Combination Agreement (the “Business Combination”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,886,498	6,038	17	N/A

2.

The Charter Proposal. To approve, assuming the Business Combination Proposal is approved and adopted, the second amended and restated certificate of incorporation of the Company (the “Proposed Charter”), which, if approved, would take effect upon the closing of the Business Combination (the “Closing”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,879,154	13,038	361	N/A

The Advisory Charter Proposals. To approve and adopt, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which are being presented separately in accordance with United States Securities and Exchange Commission (the “SEC”) guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as ten sub-proposals:

3.

Advisory Charter Proposal A – A proposal to increase the total number of authorized shares and classes of stock to 951,000,000 shares consisting of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share, (ii) 750,000,000 shares of Class A Common Stock, and (iii) 200,000,000 shares of Class V Voting Stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,346,902	6,536,572	9,079	N/A

4.

Advisory Charter Proposal B – A proposal to (i) make any amendment to Article V (Bylaws), Article VI (Board of Directors), Article VII (Consent of the Stockholders in Lieu of Meeting), Article VIII (Limited Liability; Indemnification), Article IX (DGCL Section 203), Article XII (Forum), and Article XIII (Amendments) of the Proposed Charter require the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, and (ii) make any amendment to Article X (Competition and Corporate Opportunities) require the affirmative vote of the holders of at least 80% of the total voting power of all the then outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,140,284	7,728,119	24,150	N/A

5.

Advisory Charter Proposal C – A proposal to (i) absolve any Seller, the Sponsor, members of the board of directors who are not employees of the Company (“Non-Employee Directors”) or any of their Affiliates or Affiliated Entities (each as defined in the Proposed Charter) (collectively, the “Identified Persons”) from the duty to refrain from directly or indirectly (1) engaging in and possessing interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business in which the Company or any of its subsidiaries now engages or proposes to engage or (2) competing with the Company or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other person, (ii) provide that no Identified Person shall be liable to the Company or its stockholders or to any affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities, and (iii) provide that the Company renounces any such business opportunity which may be a corporate opportunity for an Identified Person other than any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such person solely and expressly in his or her capacity as a director or officer of the Company, such opportunity is one the Company is legally permitted to undertake and would otherwise be reasonable for the Company to pursue:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,932,786	3,896,565	63,202	N/A

6.

Advisory Charter Proposal D – A proposal to require that any equity interests owned or controlled by any Unsuitable Person (as defined in the Proposed Charter) or an affiliate thereof be subject to mandatory sale and transfer, subject to the terms and conditions set forth therein, in such number and class(es)/series of equity interests as determined by the board of directors in good faith (following consultation with reputable outside and independent gaming regulatory counsel) pursuant to a resolution adopted by a majority of the directors of the board:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,877,039	6,513	9,001	N/A

7.	Advisory Charter Proposal E – A proposal to elect not to be governed by Section 203 of the DGCL:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,744,621	27,723	120,209	N/A

8.

Advisory Charter Proposal F – A proposal to require that the proposed bylaws of the Company may only be amended, altered, changed, added to or repealed by (x) the board of directors or (y)(i) the affirmative vote of the holders of at least a majority of the total voting power of the Company’s capital stock at any time when the Sellers or their permitted transferees beneficially own, in the aggregate, 40% or more of the voting power of the Company’s capital stock entitled to vote generally in the election of directors, voting as a single class and (ii) the affirmative vote of the holders of at least 66 2/3% of the total voting power of the Company’s capital stock at any time when the Sellers or their permitted transferees beneficially own, in the aggregate, less than 40% of the voting power of the Company’s capital stock entitled to vote generally in the election of directors, voting as a single class:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,147,695	7,723,238	21,620	N/A

9.

Advisory Charter Proposal G – A proposal to provide that any director may be removed from the board of directors upon a good faith finding by the board of directors that such director is an Unsuitable Person (as defined in the Proposed Charter):

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,883,473	6,236	2,844	N/A

10.

Advisory Charter Proposal H – A proposal that any action required or permitted to be taken by the Company’s stockholders at any annual or special meeting of the stockholders of the Company may be taken by written consent (without a meeting) at any time that the Sellers and their permitted transferees beneficially own, in the aggregate, 40% or more of the voting power of the Company’s outstanding capital stock entitled to vote generally in the election of directors if a consent in writing, setting forth the action to be taken, is signed by the holders of outstanding stock having no less than minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,020,806	7,744,898	126,849	N/A

11.

Advisory Charter Proposal I – A proposal to provide that if the Delaware Court of Chancery lacks subject matter jurisdiction over a claim brought against or on behalf of the Company or any of its directors, officers, employees or stockholders, then the sole and exclusive forum for such action shall be another state or federal court located within the state of Delaware, unless the Court of Chancery (or such other state or federal court located within the state of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein, and to provide further that any cause of action arising under the Securities Act of 1933, as amended, that is asserted against the Company shall be brought in the federal district courts of the United States unless the Company consents in writing to an alternate forum, and to provide further that failure to enforce the forum selection clause of the Proposed Charter would cause the Company irreparable harm and entitle the Company to equitable relief to enforce the forum selection clause:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,612,597	1,250,024	29,932	N/A

12.

Advisory Charter Proposal J – A proposal to provide for certain additional changes, including, among other things, (i) changing the post-business combination company’s corporate name from “dMY Technology Group, Inc.” to “Rush Street Interactive, Inc.”, (ii) making the Company’s corporate existence perpetual and (iii) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination, all of which our board of directors believes are necessary to adequately address the needs of the post-business combination Company:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,885,934	4,937	1,682	N/A

13.

The NYSE Proposal – A proposal to approve, assuming the Business Combination Proposal and the Charter Amendment Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the New York Stock Exchange (the “NYSE”), the issuance of more than 20% of our issued and outstanding common stock (i) pursuant to the terms of the Business Combination Agreement, (ii) upon the exchange of the Retained RSI Units (as defined in the Business Combination Agreement) pursuant to the Amended and Restated Limited Partnership Agreement of RSI and (iii) the issuance of Class A Common Stock in connection with the subscription agreements entered into in connection with the Business Combination that, in each case, that may result in any Seller or other investor acquiring shares pursuant to such subscription agreements owning more than 20% of our outstanding common stock, or more than 20% of the voting power, which could constitute a “change of control” under NYSE rules:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,884,158	5,147	3,248	N/A

14.

The Incentive Plan Proposal – To approve and adopt, assuming the Business Combination Proposal, the Charter Amendment Proposal and the NYSE Proposal are approved and adopted, the Rush Street Interactive, Inc. 2020 Omnibus Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,848,601	18,328	25,624	N/A

15.

The Director Election Proposal – To elect nine directors, effective upon the Closing, to serve staggered terms on our board of directors until the 2021, 2022 and 2023 annual meeting of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal:

Judith Gold

Votes For	Withhold	Broker Non-Votes
21,877,515	15,038	N/A

Paul Wierbicki

Votes For	Withhold	Broker Non-Votes
21,775,777	116,776	N/A

Harry You

Votes For	Withhold	Broker Non-Votes
18,503,815	3,388,738	N/A

Leslie Bluhm

Votes For	Withhold	Broker Non-Votes
21,714,193	178,360	N/A

James Gordon

Votes For	Withhold	Broker Non-Votes
21,875,778	16,775	N/A

Sheli Rosenberg

Votes For	Withhold	Broker Non-Votes
18,486,041	3,406,512	N/A

Neil Bluhm

Votes For	Withhold	Broker Non-Votes
18,383,915	3,508,638	N/A

Greg Carlin

Votes For	Withhold	Broker Non-Votes
17,425,670	4,466,883	N/A

Niccolo de Masi

Votes For	Withhold	Broker Non-Votes
18,391,915	3,500,638	N/A

Item 7.01	Regulation FD Disclosure.

On December 29, 2020, Rush Street Interactive, Inc. issued a press release announcing that dMY and RSI closed their previously announced business combination. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 29, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RUSH STREET INTERACTIVE, INC.

By:	/s/ Greg Carlin
Name: Greg Carlin
Title: Chief Executive Officer

Dated: December 29, 2020